Exhibit 8(b)(4)

Amendment No. 7 to Participation Agreement (Fidelity)

AMENDMENT NO. 7 TO PARTICIPATION AGREEMENT

THIS AMENDMENT, made and entered into as of the 1st day of October, 2014 by and among TRANSAMERICA PREMIER LIFE INSURANCE COMPANY (formerly, MONUMENTAL LIFE INSURANCE COMPANY AND WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO) (the “Company”), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be revised from time to time (the “Account”); and FIDELITY DISTRIBUTORS CORPORATION (the “Underwriter”); and each of VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II, VARIABLE INSURANCE PRODUCTS FUND III, VARIABLE INSURANCE PRODUCTS FUND IV and VARIABLE INSURANCE PRODUCTS FUND V (the “Fund”).

WHEREAS, the parties desire to further amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.	MONUMENTAL LIFE INSURANCE COMPANY has changed its name to TRANSAMERICA PREMIER LIFE INSURANCE COMPANY.

2.	WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO has merged into TRANSAMERICA PREMIER LIFE INSURANCE COMPANY.

3.	Any reference to MONUMENTAL LIFE INSURANCE COMPANY or WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO is hereby deleted in its entirety and replaced with TRANSAMERICA PREMIER LIFE INSURANCE COMPANY.

4.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the agreement.

Effective Date: October 1, 2014

TRANSAMERICA PREMIER LIFE INSURANCE COMPANY		FIDELITY DISTRIBUTORS CORPORATION

By:	/s/ John Mallett	By:	/s/ Robert Bachman
Name:	John Mallett	Name:	Robert Bachman
Title:	Vice President	Title:	EVP
Date:	9-19-14	Date:	10/02/14

VARIABLE INSURANCE PRODUCTS FUND

VARIABLE INSURANCE PRODUCTS FUND II

VARIABLE INSURANCE PRODUCTS FUND III and

VARIABLE INSURANCE PRODUCTS FUND V

By:	/s/ Joseph Zambello
Name:	Joseph Zambello
Title:	Deputy Treasurer
Date:	10/8/14

SCHEDULE A

Separate Accounts and Associated Contracts

Revised October 1, 2014

Name of Separate Account	Funded by Separate Account

Separate Account VA AA	WRL Freedom AdvisorSM

Separate Account VA BB	Pacer Choice Variable Annuity

Separate Account VA CC	Advisor’s Edge Select® Variable Annuity Advisor’s Edge® Variable Annuity Marquee Variable Annuity – A Units Marquee Variable Annuity – B Units Personal Manager Variable Annuity

Separate Account VA U	WRL Freedom Premier® III Variable Annuity

Separate Account VA V	WRL Freedom® Multiple

Separate Account VL E	Pacer Choice Variable Life

WRL Series Annuity Account	WRL Freedom Access® WRL Freedom Attainer® WRL Freedom Bellwether® WRL Freedom Conqueror® WRL Freedom Enhancer® WRL Freedom Premier® WRL Freedom® Variable Annuity WRL Freedom Wealth Creator®

WRL Series Life Account

Transamerica® Freedom Elite Builder II

WRL Financial Freedom Builder®

WRL ForLifeSM

WRL Freedom Elite®

WRL Freedom Elite Advisor

WRL Freedom Elite Builder®

WRL Freedom Equity Protector®

WRL Freedom SP Plus

WRL Freedom Wealth ProtectorSM

WRL The Equity Protector

WRL XceleratorSM and WRL Xcelerator FocusSM Transamerica® Xcelerator Exec

WRL Series Life Account G	WRL Evolution Transamerica® Freedom Asset Advisor

WRL Series Life Corporate Account	Advantage IV

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